[Letterhead of BDO Audiberia]


                                                                    EXHIBIT 23.3
Terra Networks, S.A.
Via de las Dos Castillas, 33
Complejo Atica, Edificio 1
Pozuelo de Alarcon
28223 Madrid, Spain

     With respect to the Registration Statement on Form S-8 relating to the Terra Networks, S.A. Stock Option Plan (the "Plan"), which consists of Phase I of the Plan, Phase II of the Plan, and the U.S. Program under Phase II of the Plan, we consent to the incorporation by reference therein of (i) our Auditors' Report on the Annual Financial Statements relating to the audited annual financial statements of TELEFONICA SERVICIOS Y CONTENIDOS POR LA RED, S.A., (Company with a sole shareholder), which comprise the balance sheet as of December 31, 1999, the profit and loss account and the notes to the financial statements for the year then ended, the preparation of which is the responsibility of the Sole Administrator, such Auditors' Report on the Annual Financial Statements dated as of February 17, 2000 and (ii) our Report of Independent Public Accountants relating to the audited balance sheet of TELEFONICA SERVICIOS Y CONTENIDOS POR LA RED, S.A. (the "Company") as of December 31, 1998 and the profit and loss statement for the year then ended. These financial statements are the responsibility of the Company's directors.


BDO Audiberia


/s/ Alfonso Osorio Iturmendi
--------------------------------------
Alfonso Osorio Iturmendi
Partner


Madrid, Spain, November 14, 2001